UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

AQUA METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37515	47-1169572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5370 Kietzke Lane, Suite 201
Reno, Nevada 89511
(Address of principal executive offices)(Zip Code)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock: Par value $0.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2025, our board of directors appointed Eric West to serve as Chief Financial Officer of Aqua Metals, Inc. Mr. West will assume the duties as Chief Financial Officer effective as of May 19, 2025.

Mr. West was previously employed by Aqua Metals in various finance and accounting positions from 2019 through November 2024, most recently as Vice President of Finance. Mr. West began his career at Grant Thornton, LLP. He received an Master of Accountancy from the University of Nevada, Reno and is a licensed CPA.

In connection with Mr. West’s appointment, we entered into an employment agreement with Mr. West. Pursuant to the employment agreement, we have agreed to compensate Mr. West at the annual rate of $300,000. Mr. West will be eligible to receive short-term and long-term incentive bonuses of up to 75% and 125% of his base salary, respectively, based on performance criteria approved by the compensation committee of our board of directors. Mr. West’s short-term performance bonuses will be payable in either cash or restricted stock units, or RSUs, as determined by the compensation committee of our board, and his long-term performance bonuses shall be payable in RSUs. The employment agreement entitles Mr. West to reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the event of our termination of his employment without cause or his resignation for good reason, as such terms are defined in the employment agreement. The amount of the severance payment will be 12 months annual salary at the rate then in effect on the date of termination, plus a pro-rata percentage of his short-term and long-term performance bonuses for the year in which the termination occurred, assuming the complete satisfaction of all performance conditions. Mr. West’s employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry.

In connection with his appointment, we agreed to grant Mr. West RSUs to acquire 100,000 shares of our common stock, with the RSUs vesting over a three-year period from the date of grant. The RSUs will be subject to the terms and conditions of our 2019 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 13, 2025	/s/ Stephen Cotton
Stephen Cotton
Chief Executive Officer